SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
AMENDMENT NO. 3

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 16, 2005
Date of Report (Date of earliest event reported)

JUPITER Global Holdings, Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7
(address of principal executive offices) (Zip Code)

(604) 682-6541
(Registrants telephone number, including area code)

Item 8.01 Other Events.

On April 15, 2005 the Company executed an Amended and Restated Plan of Acquisition (“the Agreement”) to acquire 60% of Promostafffing.com LLC. (“Promo Staffing”), a business in the promotional marketing industry.

Although the Company contractually closed the transaction to acquire Promo Staffing, the Company anticipates that the transaction may have to be voided due to unforeseen delays that have caused disputes between the Company and Promo Staffing, specifically the Company’s providing of financing post-closing to Promo Staffing, pursuant to the Agreement underlying the transaction. In addition, pursuant to the Agreement, the Company is responsible for providing audited financial statements of Promo Staffing within 75 days of the filing of the Form 8-K disclosing the acquisition. There have been delays in completion of the required audit as a result of delays caused by the accountants assigned to complete the Promo Staffing financial statements. Nonetheless, the Company is still working towards the filing of audited financial statements of Promo Staffing so that the transaction can be finalized in accordance with the rules of the Securities and Exchange Commission. The Company anticipates resolving any impending problems or disputes with Promo Staffing in order to overcome the issues that may result in a voiding of the transaction.

Included in this Form 8-K are forward-looking statements. There can be no assurance that expectations reflected in such forward-looking statements will prove to be correct. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER Global Holdings, Corp.

Date: September 16, 2005	By: /s/ Ray Hawkins
Ray Hawkins
Chief Executive Officer